NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND NEITHER MAY BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, SUCH REGISTRATION AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE FORM AND SUBSTANCE OF WHICH IS ACCEPTABLE TO THE ISSUER.

                        MERRIMAN CURHAN FORD GROUP, INC.

                          COMMON STOCK PURCHASE WARRANT

Warrant No. C-068                                                105,846 Shares

                     Original Issue Date: September 8, 2009

THIS CERTIFIES THAT, FOR VALUE RECEIVED, DGB Investments, Inc. or its permitted assigns (the "HOLDER") is entitled to purchase, on the terms and conditions hereinafter set forth, at any time and from time to time, in whole or in part, beginning upon the date which is one (1) year from the Original Issue Date set forth above (the "INITIAL EXERCISE DATE") until 5:00 p.m., Eastern Time, on the fifth anniversary of the Original Issue Date, or if such date is not a day on which the Company (as hereinafter defined) is open for business, then the next succeeding day on which the Company is open for business (such date is the "EXPIRATION DATE"), but not thereafter, One Hundred Five Thousand Eight Hundred Forty Six (105,846) shares of the Common Stock, $0.0001 par value per share (the "COMMON STOCK"), of MERRIMAN CURRAN FORD GROUP, INC., a Delaware corporation (the "COMPANY"), at Sixty-Five Cents ($0.65) per share (the "EXERCISE PRICE"), such number of shares and Exercise Price being subject to adjustment upon the occurrence of the contingencies set forth in this Warrant. Each share of Common Stock as to which this Warrant is exercisable is a "WARRANT SHARE" and all such shares are collectively referred to as the "WARRANT SHARES."

          Section 1.     Definitions.

              (a) "Effective Date" shall mean the date on which the Warrant shall be deemed to have been exercised.

              (b) "Initial Issue Date" shall mean ten (10) days from the date on which the Convertible Preferred Stock is first purchased pursuant to the Stock Purchase Agreement.

              (c) "Settlement Agreement" shall mean the Settlement Agreement by and among the Company and the parties thereto, dated September 8, 2009.

              (d) "Stock Purchase Agreement" shall mean the Series D Preferred Stock Purchase Agreement by and among the Company and the purchasers set forth on Schedule A thereto, dated August 27,2009.

              (e) "Convertible Preferred Stock" shall mean the Convertible Preferred Stock convertible into shares of Common Stock issued pursuant to the terms of the Stock Purchase Agreement.

          Section 2. Exercise of Warrant; Conversion of Warrant.

              (a) This Warrant may, at the option of the Holder, be exercised in whole or in part from time to time, beginning on the Initial Exercise Date, on or before 5:00 p.m., Eastern Time, on the Expiration Date, by delivery to the Company at its principal office (i) a written notice of such Holder's election to exercise this Warrant (the "EXERCISE NOTICE"), which notice may be in the form of the Notice of Exercise attached hereto, properly executed and completed by the Holder or an authorized officer thereof, (ii) a check or other funds (the "FUNDS") payable to the order of the Company, in an amount equal to the product of the Exercise Price multiplied by the number of Warrant Shares specified in the Exercise Notice, and (iii) this Warrant (the items specified in (i), (ii), and (iii) are collectively the "EXERCISE MATERIALS"); provided, however, that if this Warrant is not exercised in whole immediately prior to the consummation by the Company of a Change of Control Event (as defined in the Certificate of Designation designating the rights of the holders of the Series D Convertible Preferred Stock ("CERTIFICATE OF DESIGNATION")), then immediately following the consummation by the Company of such Change in Control Event, this Warrant will not be exercisable and shall be null and void for all purposes. Notwithstanding anything in this Warrant to the contrary, if this Warrant shall not have been exercised in full immediately prior to a Change in Control Event, then this Warrant shall be automatically exercised pursuant to Section 3 below, without further action on the part of the Holder (and the Holder hereof shall be deemed to be a holder of the Common Stock issued upon such automatic exercise), immediately prior to the Change in Control Event, unless at any time on or before such time, the Holder shall notify the Company in writing that no such automatic exercise is to occur. The Company shall provide the holder of this Warrant any written materials which the Company is required to send to stockholders in connection with a Change of Control Event at the same time such materials are sent to the stockholders.

              (b) As promptly as practicable, and in any event within five (5) business days after the later of (i) its receipt of the Exercise Materials and
(ii) the clearing of the Funds, the Company shall execute or cause to be executed and delivered to the Holder a certificate or certificates representing the number of Warrant Shares specified in the Exercise Notice, together with cash in lieu of any fraction of a share. The stock certificate or certificates shall be registered in the name of the Holder or such other name or names as shall be designated in the Exercise Notice. The Effective Date and the date the person in whose name any certificate evidencing the Common Stock issued upon the exercise hereof is issued shall be deemed to have become the holder of record of such shares, shall be the date the Company receives the Exercise Materials, irrespective of the date of delivery of a certificate or certificates evidencing the Common Stock issued upon the exercise or conversion hereof provided, however, that if the Exercise Materials are received by the Company on a date on which the stock transfer books of the Company are closed, the Effective Date shall be the next succeeding date on which the stock transfer books are open. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Holder a new Warrant representing the right to purchase the number of shares with respect to which this Warrant shall not then have been exercised. In the event that this Warrant is exercised in whole in connection with a Change of Control Event, the Effective Date shall be the date of the consummation by the Company of such Change of Control Event, at the time immediately prior to the consummation of such Change of Control Event. All shares of Common Stock issued upon the exercise or conversion of this Warrant will, upon issuance, be fully paid and non-assessable and free from all taxes, liens, and charges with respect thereto.

         Section 3. Cashless Exercise. (i) If there is not a registration statement registering sales of the Warrant Shares under the Securities Act of 1933, as amended, in effect on the date which is 270 days from the Original Issue Date (the "Registration Deadline"), then from and after the Registration Deadline and continuing until there is such a registration statement in effect or (ii) in connection with an automatic exercise of this Warrant in accordance with the next-to-last Sentence of Section 2(a) of this Warrant, in lieu of exercising this Warrant pursuant to Section 2, the Holder may elect (or shall be deemed to have elected, as the case may be) to receive, without payment by the Holder of any additional consideration, shares of Common Stock equal to the value of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the Company together with an Exercise Notice, in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                               Y (A - B)
                               ---------
                          X=       A

Where:

         X = The number of shares of Common Stock to be issued to the Holder pursuant to this cashless exercise;

         Y = The number of Warrant Shares in respect of which the cashless exercise election is made or deemed made;

         A = The fair market value of one (1) share of Common Stock at the time the cashless exercise election is made; and

         B = The Exercise Price (as adjusted to the date of the cashless exercise)

         For purposes of this Section 3, the fair market value of one (1) share of Common Stock as of a particular date shall be detem1ined as follows: (i) if listed or quoted for trading on a securities market or exchange, the value shall be deemed to be the average closing price of the securities on such exchange over the thirty (30) day period ending three (3) days prior to the cashless exercise election; (ii) if traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the cashless exercise election; and (iii) if there is no active public market, the value shall be the fair market value thereof, as jointly determined in good faith by the Holder and the Company's Board of Directors. If the Holder and the Company's Board of Directors are unable to reach such a determination, the Holder and the Company's Board of Directors shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne equally by the Holder and the Company.

         Section 4. Adjustments to Warrant Shares; Antidilution. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 4.

              (a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock as a dividend, the number of Warrant Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price, but the aggregate Exercise Price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 4(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

              (b) Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the Common Stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 4(a) above), then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Common Stock as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price payable hereunder, provided the aggregate Exercise Price shall remain the same.

              (c) Full Ratchet. Upon the occurrence of an event which causes a reduction of the Conversion Price (as defined in the Certificate of Designation) of the Series D Convertible Preferred Stock pursuant to Section 5(d)(vii) of the Certificate of Designation (or would cause such a reduction if the Series D Convertible Preferred Stock were then outstanding),

(i) the Exercise Price of this Warrant shall be reduced to one and one-half-times the revised Conversion Price; and (ii) the number of shares of Common Stock for which this Warrant is exercisable shall equal the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such reduction of the Exercise Price times a fraction (x) the numerator of which is the Exercise Price immediately prior to such reduction, and (y) the denominator of which is the reduced Exercise Price (as set forth in clause (i) immediately above).

              (d) Calculations. All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

              (e) Warrant Shares. The Company covenants and agrees that all Warrant Shares which may be issued will, upon issuance, be validly issued, fully paid, and nonassessable. The Company further covenants and agrees that the Company will at all times have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of this Warrant in full.

         Section 5. Notice of Adjustments. Upon the occurrence of any adjustment pursuant to Section 4, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price, describing the transactions giving rise to such adjustment and showing in detail the facts upon which such adjustment is based. When any such adjustment is required to be made, the Company will promptly, but in any event no later than ten (l0) days after said adjustment, notify the Holder of the event giving rise to such adjustment and deliver a copy of each such certificate to the Holder.

         Section 6. Registration Rights. The Holder shall be entitled to registration rights with respect to the Warrant Shares as set forth in the Investors Rights Agreement (the "Investors Rights Agreement") by and between the Holder and the Company. dated August 27,2009.

         Section 7. No Stockholder Rights. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company until such time as the Holder has exercised this Warrant and received shares of Common Stock pursuant to the provisions hereof.

         Section 8. Transfer of Securities.

              (a) This Warrant and the Warrant Shares and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon, or otherwise, shall not be transferable except in compliance with the provisions of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and applicable state securities laws with respect to the transfer of such securities. The Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 8 hereof and to indemnify and hold harmless the Company against any loss or liability arising from the disposition of this Warrant or the Warrant Shares issuable upon exercise hereof or any interest in either thereof in violation of the provisions of this Warrant.

              (b) Each certificate for the Warrant Shares and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon, or otherwise, and each certificate for any such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

"THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, SUCH REGISTRATION AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE FORM AND SUBSTANCE OF WHICH IS ACCEPTABLE TO THE ISSUER."

         Section 9. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereto or in lieu of and substitution for this Warrant, a new warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable bond or indemnity, if requested.

         Section 10. Miscellaneous.

              (a) The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or permitted assigns of the Company and the Holder.

              (b) Except as otherwise provided herein, this Warrant and all rights hereunder are transferable in whole or in part, at any time and from time to time, by the registered holder hereof in person or by duly authorized attorney on the books of the Company upon surrender of this Warrant, properly endorsed, to the Company. The Company may deem and treat the registered holder of this Warrant at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

              (c) Notwithstanding any provision herein to the contrary, the Holder may not sell, transfer, or otherwise assign this Warrant unless the Company is provided with an opinion of counsel reasonably satisfactory in form and substance to the Company, to the effect that such sale, transfer, or assignment would not violate the Securities Act or applicable state securities laws.

              (d) All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid,
(iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: Merriman Curhan Ford Group, Inc., 600 California Street, 9th Floor, San Francisco, California 94108,
Attention: Chief Financial Officer, telecopier: 415-248-5690, (ii) if to the Holder to: the address and telecopier number indicated on the signature pages to the Settlement Agreement, as the case may be.

              (e) This Warrant shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to principles of conflicts of law. With respect to any disputes arising out of or related to this Warrant, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in the city of Chicago, and county of Cook, Illinois (or in the event of exclusive federal jurisdiction, the courts of the Northern District of Illinois). EACH OF THE PARTIES KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WITH AND UPON THE ADVICE OF COMPETENT COUNSEL IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY. The Company agrees and acknowledges that any violation or breach of its covenants, agreements and undertakings contained in this Warrant shall cause Holder irreversible injury and, in addition to any other right or remedy available to a party at law or in equity, a Holder shall be entitled to enforcement by court injunction for specific performance of the obligations of the other party hereunder (without the requirement of posting a bond). Notwithstanding the foregoing sentence, nothing herein shall be construed as prohibiting a party from also pursuing any other rights, remedies or defenses, for such breach or threatened breach, including receiving damages and attorneys' fees. The election of any remedy shall not be construed as a waiver on the part of any party of any rights such party might otherwise have at law or in equity. Said rights and remedies shall be cumulative except as limited in the Investors Rights Agreement. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Warrant or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

              (f) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

              (g) In case anyone or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

              [The remainder of this page intentionally left blank]

                                 SIGNATURE PAGE

                                       TO

                        MERRIMAN CURHAN FORD GROUP, INC.

                          COMMON STOCK PURCHASE WARRANT

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed in its name by its duly authorized officers under seal, and to be dated as of the date first above written.


                                        MERRIMAN CURHAN FORD GROUP, INC.


                                        By /s/ Peter V. Coleman
                                           -----------------------------------
                                           Name: Peter V. Coleman
                                           Title: Chief Financial Officer

               [Signature Page to Merriman Curhan Ford Group. Inc.
                         Common Stock Purchase Warrant}

                                   ASSIGNMENT

         (To be Executed by the Holder to effect a transfer of the foregoing Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, and assigns and transfers unto __________ the foregoing Warrant and the rights represented thereto to purchase shares of Common Stock, par value $0.0001 per share, of MERRIMAN CURHAN FORD GROUP, INC. in accordance with terms and conditions thereof, and does hereby irrevocably constitute and appoint _______________ Attorney to transfer the said Warrant on the books of the Company, with full power of substitution.


          Holder:



          -----------------------------------


          -----------------------------------

          Address


          Dated: _______________ ,20___


          In the presence of:



          -----------------------------------

                               NOTICE OF EXERCISE

         [To be signed only upon exercise of Warrant]

To:  MERRIMAN CURHAN FORD GROUP, INC.

         The undersigned Holder of the attached Warrant hereby irrevocably elects to exercise the Warrant for, and to purchase thereunder, shares of Common Stock, par value $0.000] per share, of MERRIMAN CURHAN FORD GROUP, INC., issuable upon exercise of said Warrant and hereby surrenders said Warrant.

         The undersigned herewith requests that the certificates for such shares be issued in the name of, and delivered to the undersigned, whose address is

-------------------------------.

If electronic book entry transfer, complete the following:

         Account Number: _______________________

         Transaction Code Number: ______________

Dated: ________________

                                        Holder:


                                        -------------------------------------


                                        -------------------------------------

                                        By:

                                             --------------------------------
                                             Name:

                                             Title:

                                     NOTICE

         The signature above must correspond to the name as written upon the face of the within Warrant in every pal1icular, without alteration or enlargement or any change whatsoever.